UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2007

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2007, at the annual meeting of stockholders of Tessera Technologies, Inc. (“Tessera”), Tessera’s stockholders approved the adoption of the 2007 Performance Bonus Plan for Executive Officers and Key Employees (the “2007 Bonus Plan”). Tessera’s Chief Executive Officer and President and other executive officers and key employees of Tessera and our subsidiaries will be eligible to participate in the 2007 Bonus Plan, as determined by our compensation committee. Under the 2007 Bonus Plan, our compensation committee may grant awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) and awards that do not so qualify. Awards granted under the 2007 Bonus Plan are payable upon achievement of performance goals established by the compensation committee. The performance goals, which must be objectively determinable and substantially uncertain at the time they are established, are selected by our compensation committee from a list of permissible criteria, which include, among other things, revenue and income measures. The maximum aggregate amount that may be paid under all awards granted under the 2007 Bonus Plan to a participant during any calendar year may not exceed $2,000,000.

If a participant’s employment with Tessera or any of its subsidiaries is terminated for any reason other than death or disability prior to payment of any payment under an award, the participant will not have a right to payment with respect to the award. The compensation committee retains the discretion to determine if any portion of a participant’s award under the performance plan should be paid upon a termination of participant’s employment by reason of death or disability. Upon a change of control of Tessera occurring following the close of a performance period, a participant’s award will be paid based on actual performance in relation to the specified performance goals. In the event that, during a performance period, a participant’s employment is terminated for any reason, other than cause, death or disability, or the participant resigns for good reason, in each case, within 12 months following a change of control, the participant will be paid a bonus prorated to the effective date of the termination, and performance goals will be deemed to have been fully achieved.

The foregoing description is qualified in its entirety by reference to the 2007 Bonus Plan, a copy of which is filed as Appendix A to Tessera’s Definitive Proxy Statement, filed on April 5, 2007, and incorporated by reference herein.

Item 8.01.	Other Events

On May 18, 2007, Tessera issued a press release regarding the results of its annual meeting of stockholders. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Tessera Technologies, Inc. 2007 Performance Bonus Plan for Executive Officers and Key Employees (filed as Appendix A to registrant’s Definitive Proxy Statement, filed on April 5, 2007 and incorporated herein by reference)

99.1	Press Release dated May 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2007	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Bruce M. McWilliams
	Name:	Bruce M. McWilliams
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Tessera Technologies, Inc. 2007 Performance Bonus Plan for Executive Officers and Key Employees (filed as Appendix A to registrant’s Definitive Proxy Statement, filed on April 5, 2007 and incorporated herein by reference)

99.1	Press Release dated May 18, 2007